Exhibit 4.3

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 6, 2018, among LGI HOMES, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as hereinafter defined) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), to the Indenture dated as of November 21, 2014 (as amended and supplemented by this Supplemental Indenture, the “Indenture”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of November 21, 2014 governing the Notes;
WHEREAS, the Company and certain of its Subsidiaries (the “Subsidiary Guarantors”) have entered into that certain Purchase Agreement (the “Purchase Agreement”) dated June 28, 2018 by and among the Company, the Subsidiary Guarantors and Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several parties listed on Schedule 1 thereto (the “Initial Purchasers”) in connection with the issuance and sale to the Initial Purchasers of $300,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2026 (the “Senior Notes”);
WHEREAS, the Company desires to amend the Indenture to eliminate the subordination provisions set forth therein in order for the Notes to be pari passu with the Senior Notes, and has determined that the elimination of the subordination provisions contained in the Indenture will not adversely affect the rights of any Holder;
WHEREAS, Section 4.10 of the Indenture provides that if the Company incurs any capital markets indebtedness that is guaranteed by one or more of the Company’s Subsidiaries, the Company shall cause each Subsidiary that guarantees such capital markets indebtedness to, concurrently with the incurrence of such indebtedness, fully and unconditionally guarantee the Notes, and such guarantee of the Notes shall rank equally with the guarantee of such capital markets indebtedness;
WHEREAS, Section 10.01 of the Indenture provides that, without the consent of any Holder, a supplemental indenture may be entered into by the Company and the Trustee for the purpose, among others, of (i) adding guarantees with respect to the Notes and (ii) making changes to the Indenture that do not adversely affect the rights of any Holder;
WHEREAS, the Company has determined that the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Deletion of Definitions. The following definitions set forth in Section 1.01 of the Indenture shall be deleted from the Indenture: “Junior Securities”, “Non-Payment Default”, “Payment Blockage Notice”, “Payment Default”, “Representative” and “Senior Indebtedness”.
3. Amendment of Section 4.11. Section 4.11 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following:
Section 4.11. Incurrence of Future Indebtedness. The Company shall not, directly or indirectly, incur any Indebtedness in the form of, or otherwise become liable in respect of, any notes or other debt securities issued pursuant to an indenture or note purchase agreement unless such Indebtedness is pari passu with or contractually subordinated to the Notes in right of payment. For the avoidance of doubt, Indebtedness covered by the immediately preceding sentence is only (i) Indebtedness in the form of any notes or other debt securities issued pursuant to an indenture or note purchase agreement and (ii) Indebtedness to which the Company becomes liable in respect of any notes or other debt securities issued pursuant to an indenture or note purchase agreement.
4. Deletion of Article 13 (Subordination of Notes). Article 13 of the Indenture (Subordination of Notes) shall be deleted in its entirety and all references in the Indenture to such Article and the Sections in such Article shall be ignored.
5. Agreement to Guarantee. Each Subsidiary Guarantor hereby agrees (i) to, concurrently with the issuance of the Senior Notes, fully and unconditionally guarantee the Notes to the same extent that such Subsidiary Guarantor is guaranteeing the Senior Notes and (ii) that such Subsidiary Guarantor’s guarantee of the Notes ranks equally with such Subsidiary Guarantor’s guarantee of the Senior Notes.
6. New York Law To Govern. THIS SUPPLEMENTAL INDENTURE AND THE INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND THE INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.
10. Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes with respect to the Notes. The Indenture is hereby incorporated by reference herein and, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.
11. Notes Deemed Conformed. As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of any such Note or any other action on the part of the Holders of the Notes, the Company, any Subsidiary Guarantor or the Trustee, so as to reflect this Supplemental Indenture.
12. Successors. All agreements of the Subsidiary Guarantors in the Indenture will bind their respective successors, except as otherwise expressly provided in the Indenture.
13. Severability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

LGI HOMES, INC.

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Chief Executive Officer and Chairman of the Board

SUBSIDIARY GUARANTORS:

LGI HOMES GROUP, LLC,

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Manager

RIVERCHASE ESTATES PARTNERS, LLC

By:	LGI Homes Group, LLC,
its Sole Member

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Manager

[Signature Page to First Supplemental Indenture - LGI Homes, Inc.
4.25% Convertible Notes due 2019]

LGI HOMES-TEXAS, LLC
LGI HOMES - E SAN ANTONIO, LLC
LGI HOMES - FLORIDA, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES - NC, LLC
LGI HOMES - SC, LLC
LGI HOMES - TENNESSEE, LLC
LGI HOMES - WASHINGTON, LLC
LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES - ARIZONA, LLC
LGI HOMES - GEORGIA, LLC
LGI HOMES - NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LGI HOMES - COLORADO, LLC
LGI HOMES - OREGON, LLC
LGI CROWLEY LAND PARTNERS, LLC
LUCKEY RANCH PARTNERS, LLC
LGI HOMES SERVICES, LLC
LGI HOMES - ALABAMA, LLC
LGI HOMES - MINNESOTA, LLC
LGI HOMES - OKLAHOMA, LLC
LGI LIVING, LLC
LGI HOMES - CALIFORNIA, LLC
LGI HOMES - MARYLAND, LLC
LGI HOMES - VIRGINIA, LLC
LGI HOMES - WEST VIRGINIA, LLC
LGI HOMES - WISCONSIN, LLC
LGI LEASING, LLC

By:	LGI Homes Group, LLC,
its Manager

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Manager

[Signature Page to First Supplemental Indenture - LGI Homes, Inc.
4.25% Convertible Notes due 2019]

LGI HOMES - NEVADA, LLC

By:	/s/ Christopher M. Kelly
Name:	Christopher M. Kelly
Title:	Manager

[Signature Page to First Supplemental Indenture - LGI Homes, Inc.
4.25% Convertible Notes due 2019]

Trustee:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture - LGI Homes, Inc.
4.25% Convertible Notes due 2019]